SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SYNALLOY CORPORATION

(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SYNALLOY CORPORATION
Post Office Box 5627
Spartanburg, South Carolina 29304

NOTICE OF ANNUAL MEETING
April 25, 2002

TO THE STOCKHOLDERS OF SYNALLOY CORPORATION

Notice is hereby given that the Annual Meeting of Shareholders of Synalloy Corporation will be held at the offices of the Company's Bristol Metals L.P. subsidiary, 390 Bristol Metals Road, Bristol, Tennessee, on Thursday, April 25, 2002, at 10:00 a.m. local time. The following important matters will be presented for your consideration:

  To elect six (6) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;
  To vote on amendments to the 1998 Stock Option Plan to increase the number of shares reserved for issuance under the Plan;
  To ratify the selection of Ernst & Young LLP, independent certified public accountants, as independent auditors for the fiscal year ending December 28, 2002;
  To act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

Only shareholders of record at the close of business on February 28, 2002 are entitled to notice of and to vote at the meeting.

By order of the Board of Directors

Cheryl C. Carter
Secretary

Spartanburg, South Carolina
March 27, 2002

Important: You are cordially invited to attend the meeting, but whether or not you plan to attend, PLEASE VOTE, DATE, SIGN AND MAIL the enclosed Proxy promptly. If you attend the meeting, you may either vote by your proxy, or withdraw your proxy and vote in person.

The 2001 Annual Report on Form 10-K is furnished herewith.

SYNALLOY CORPORATION
CROFT INDUSTRIAL PARK
POST OFFICE BOX 5627
SPARTANBURG, SOUTH CAROLINA 29304

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
April 25, 2002

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Synalloy Corporation (the "Company") of proxies to be voted at the Annual Shareholders' Meeting to be held at the offices of the Company's Bristol Metals L.P. subsidiary, 390 Bristol Metals Road, Bristol, Tennessee, on April 25, 2002, at 10:00 a.m. local time, and at all adjournment(s) thereof.

The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to stockholders is March 27, 2002.

Quorum and Voting. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the annual meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote who are present in person or represented by proxy have the power to adjourn the meeting from time to time. If the meeting is to be reconvened within 30 days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for 30 days or more, notice of the reconvened meeting will be given as provided in the Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Voting Rights. The securities which can be voted at the Annual Meeting consist of Common Stock of the Company, $1.00 par value per share, its only class of issued and outstanding capital stock. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is February 28, 2002. On February 28, 2002, the Company had outstanding 5,964,304 (excluding 2,035,696 shares held in treasury) shares of Common Stock. Each shareholder of Common Stock is entitled in respect of each matter to be voted on at the meeting to one (1) vote per share, except that in the election of Directors shareholders have cumulative voting rights.

If a quorum is present at the Annual Meeting, Directors will be elected by a plurality of the votes cast by shares present in person and entitled to vote at the meeting. Votes that are withheld or shares that are not voted in the election of directors will have no effect on the outcome of election of directors. Each shareholder of Common Stock entitled to vote for the election of Directors shall have the right to cumulate his votes. Each shareholder of Common Stock entitled to vote for the election of Directors shall have the right to cumulate his votes either (1) by giving to one candidate as many votes as shall equal the number of shares owned by such holder multiplied by the number of directors to be elected, or (2) by distributing his votes on the same principle among any number of candidates. Any shareholder who intends to so vote his shares shall either (1) give written notice of such intention to the Secretary of the Company not less than forty-eight (48) hours before the time fixed for the Annual Meeting, or (2) announce his intention in such meeting before the voting for Directors shall commence. If a shareholder gives notice of his intention to cumulate his votes, all shareholders entitled to vote at the meeting shall without further notice be entitled to cumulate their votes.

If a quorum is present, all other matters which may be considered and acted upon by the holders of Common Stock at the Annual Meeting, including amendment of the 1998 Stock Option Plan and ratification of appointment of Ernst & Young, LLP as accountants for the fiscal year ending December 28, 2002, will be approved if a majority of shares present and entitled to vote at the meeting cast their votes in favor of the proposals.

Cost of Solicitation. The entire cost of soliciting these proxies will be borne by the Company. The Company may make arrangements with brokerage houses, nominees, fiduciaries and other custodians to send proxies and proxy material to beneficial owners of the Company's stock and may reimburse them for their expenses in so doing. Proxies may be solicited personally or by telephone, telegram or mail by directors, officers and regular employees of the Company without additional compensation for such services. Synalloy has engaged the services of W. F. Doring & Company, a firm specializing in proxy solicitation, to solicit proxies and to assist in the distribution and collection of proxy material for a fee estimated at approximately $2,500 plus reimbursement of out-of-pocket expenses.

Voting by Proxy. In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders should specify their choices on the accompanying proxy card. All properly executed proxy cards delivered by stockholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for the election to the Board of Directors, "FOR" amendment of the 1998 Stock Option Plan, and "FOR" the ratification of the appointment of Ernst & Young LLP as independent auditors. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

Revocability of Proxy. Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company at Post Office Box 5627, Spartanburg, South Carolina 29304; by delivering a valid proxy bearing a later date to the Company's offices at Croft Industrial Park, Spartanburg, South Carolina or by attending the meeting and voting in person.Written notice of revocation of a proxy or delivery of a later dated proxy will be effective upon receipt by the Company. Attendance at the annual meeting will not in itself constitute revocation of a proxy.

SECURITIES AND EXCHANGE COMMISSION ANNUAL REPORT

The Company's Annual Report to Stockholders including Form 10-K for the year ended December 29, 2001 (without exhibits), as filed with the Securities and Exchange Commission, accompanies this Proxy Statement and is incorporated by reference herein. Copies of exhibits to the Form 10-K will be provided upon written request to Cheryl C. Carter, Secretary, Synalloy Corporation, Post Office Box 5627, Spartanburg, South Carolina 29304 at a charge of $.10 per page. Copies of the Form 10-K and exhibits may also be downloaded from the Securities and Exchange Commission website at http://www.sec.gov.

BENEFICIAL OWNERS OF MORE THAN FIVE (5%) PERCENT OF
THE COMPANY'S COMMON STOCK

The table below details certain information regarding any person who is known by the Company to be the beneficial owner of more than five (5%) percent of the Company's Common Stock as of February 28, 2002.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, Suite 650 Santa Monica, CA 90401	546,332	(1)
9.16

Royce & Associates 1414 Avenue of the Americas New York, NY 10019	481,850	(2)
8.08

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	444,600	(3)
7.45

James G. Lane, Jr. PO Box 5627 Spartanburg, SC 29304	386,057	(4)
6.45

  Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Issuer described in this schedule that are owned by the Portfolios. All securities reported in this schedule are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities.This information was obtained from Dimensional's Schedule 13G dated February 2, 2001.
  Royce & Associates, Inc. ("Royce") is an investment advisor registered with the Securities & Exchange Commission under the Investment Advisors Act of 1940. This information was obtained from Royce's Schedule 13G dated February 12, 2002.
  These securities are owned by various individual and institutional investors, including the T. Rowe Price Small-Cap Value Fund, Inc. which owns 443,100 shares, (7.4% of the shares outstanding), as to which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. This information was obtained from Price Associates' Schedule 13G dated February 14, 2002.
  The aggregate number of shares of Common Stock owned beneficially by Mr. Lane includes direct ownership of 150,574 shares; indirect ownership of 1,983 shares held by the trustee under Synalloy's 401(k)/ESOP Plan, 25,000 shares held in an IRA, 173,750 shares owned by his spouse as to which Mr. Lane disclaims beneficial ownership, and options to purchase 24,750 shares exercisable within 60 days.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Common Stock as of February 28, 2002 by each director and nominee for director and each executive officer of the Company for whom compensation information is disclosed under the heading "Executive Compensation."

*Less than 1%

Name of Beneficial Owner	Common Stock Beneficially Owned as of February 28, 2002		Percent of Class
Sibyl N. Fishburn,	99,993	(1)(5)	1.68
James G. Lane, Jr.	386,057	(2)	6.45
Glenn R. Oxner	32,000	(3)(5)	*
Carroll D. Vinson	24,925	(4)(5)	*
Murray H. Wright	136,500	(6)	2.29
Ralph Matera	20,700		*
Ronald H. Braam	25,541	(7)	*
Ronald L. Matthews	14,676	(8)	*
Gregory M. Bowie	52,317	(9)	*
All Directors and Executive Officers as a group (10 persons)	803,833	(10)	13.16
  Includes indirect ownership of 7,065 shares by spouse; 19,000 shares held in trust for children of which Mrs. Fishburn's spouse is trustee; and 8,000 shares held in irrevocable trust over which Mrs. Fishburn has certain powers.
  Includes indirect ownership of 1,983 shares held by the trustee under Synalloy's 401(k)/ESOP Plan; 25,000 shares held by an IRA; and 173,750 shares owned by his spouse, as to which Mr. Lane disclaims beneficial ownership; and options to purchase 24,750 shares exercisable within 60 days.
  Includes 20,000 shares held jointly by Mr. Oxner and his spouse.
  Includes indirect ownership by spouse of 1,575 shares and 10,000 shares owned by a family partnership.
  Includes exercisable options to purchase 12,000 shares pursuant to the 1994 Non-Employee Directors' Stock Option Plan.
  Includes indirect ownership of 45,000 shares held by an IRA and exercisable options to purchase 1,500 shares pursuant to the 1994 Non-Employee Directors' Stock Option Plan.
  Includes 18,500 shares which are subject to currently exercisable options, and 3,741 shares allocated under the Company's 401(k)/ESOP.
  Includes 11,600 shares which are subject to currently exercisable options, and 3,076 shares allocated under the Company's 401(k)/ESOP.
  Includes 42,000 shares which are subject to currently exercisable options, 3,100 shares held by an IRA and 4,167 shares allocated under the Company's 401(k)/ESOP.
  Includes 141,850 shares which are subject to currently exercisable options, and 16,059 shares allocated under the Company's 401(k)/ESOP.

ELECTION OF DIRECTORS (Item 1 on Proxy Card)

The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than fifteen individuals. Upon recommendation of the Nominating Committee, the Board of Directors fixed the number of directors constituting the full Board at six members and recommends that the six nominees listed in the table which follows be elected as directors to serve for a term of one year until the next succeeding Annual Meeting or until their successors are elected and qualified. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director if elected.

If cumulative voting is not requested, the holders of the Board of Directors' proxies will vote the proxies received by them for the election as directors of the six persons named below. If cumulative voting is requested, the holders of the Board of Directors' proxies will vote the proxies received by them cumulatively for some or all of the nominees in such manner as may be determined at the time by the proxy holders.

While the Board of Directors expects that all of the nominees will serve as directors, if, at the time of the Annual Meeting of Shareholders, or any adjournment(s) thereof, a situation should arise making it impossible for one or more of the nominees to serve, the holders of the enclosed proxy will vote for such substitute nominee as the Board of Directors recommends.

The Board of Directors recommends that stockholders vote "FOR" the proposal to elect the six nominees listed below as directors of the Company.

If a quorum is present at the annual meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the meeting.

The following table sets forth the names of nominees for director, their ages, the years in which they were first elected directors, a brief description of their principal occupations and business experience during the last five years, and all directorships of publicly held companies other than the Company.The Board Committee assignments are as of February 28, 2002.

Name, Age, Principal Occupation, Other Directorships and Other Information	Director Since
Sibyl N. Fishburn, age 66 Mrs. Fishburn is a graduate of Hollins College, Roanoke, VA. She serves on the Board of the Virginia Nature Conservancy. Mrs. Fishburn is a member of the Nominating and Compensation & Long-Term Incentive Committees.	1979
James G. Lane, Jr., age 68 Mr. Lane served as Chief Executive Officer of the Company from 1987 until his retirement on January 31, 2002. He has served as Chairman of the Board since 1987 and a member of the Executive and Nominating Committees.	1986

Ralph Matera, age 46
Mr. Matera has served as Chief Executive Officer of Synalloy since February 1, 2002. He began his career with the Company in July 2001, serving as President of Synalloy and CEO of Bristol Metals, L.P., a subsidiary of the Company. Prior to coming to Synalloy, he spent 24 years with Alcoa Inc. an international manufacturer of aluminum and aluminum products, in various manufacturing and general management positions. Most recently, he served as President, Alcoa Foil Products division, a manufacturer of aluminum fin stock products, formed container sheet, aluminum foil and converter foil, headquartered in Lebanon, PA.

Nominee
Glenn R. Oxner, age 63 Mr. Oxner is an Executive Vice President of Scott & Stringfellow, Inc., a securities firm headquartered in Richmond, VA. From 1992 to 2001, he was Chairman and Chief Executive Officer of Edgar M. Norris Co., Inc., an investment securities company in Greenville, SC which was acquired by Scott & Stringfellow, Inc. in 2001. He is a member of the Audit, Executive and Compensation & Long-Term Incentive Committees.	1989

Carroll D. Vinson, age 61
Mr. Vinson is owner of C. D. Vinson & Associates, a consulting firm, and a principal in VH, LLC which is a privately-owned real estate investment company. From January 1, 1994 until December 31, 1998, Mr. Vinson was President and a Director of Metropolitan Asset Enhancement Group, a private real estate holding company affiliated with Insignia Financial Group, Inc. ("Insignia") in Greenville, SC, and from June 1, 1997 until September 30, 1998, Mr. Vinson served as Chief Operating Officer of Insignia Properties Trust, a real estate investment trust which is affiliated with Insignia. He is a member of the Audit and Executive Committees.

1987
Murray H. Wright, age 56 Mr. Wright is the founder and managing director of Avitas Capital, LLC, a closely held investment banking firm, founded in 1999, in Richmond, VA. In 1986, he founded and is chief executive officer of the law firm of Wright, Robinson, Osthimer & Tatum, Richmond, VA. He serves on the Audit, Nominating and Compensation & Long-Term Incentive Committees.	2001

BOARD OF DIRECTORS AND COMMITTEES

The business and affairs of the Company are under the general management of its Board of Directors as provided by the laws of Delaware and the Bylaws of the Company. The Company has standing Executive, Audit, Compensation & Long-Term Incentive and Nominating Committees of the Board of Directors.

The members of the Executive Committee are James Lane, Chair, Glenn Oxner and Carroll Vinson. This Committee exercises the authority of the Board of Directors in the management of the business of the Company between the meetings of the Board of Directors. However, this Committee does not have, among other powers, the authority to amend the Certificate of Incorporation or Bylaws, to adopt an agreement of merger or consolidation, to recommend to the shareholders the sale, lease or exchange of the Company's property and assets, to declare a dividend, or to authorize the issuance of stock. During the past fiscal year, this Committee met two times.

The Audit Committee members are Glenn Oxner, Chair, Carroll Vinson and Murray Wright. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. Each member of the Audit Committee is independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealer's listing standards. The Audit Committee held five meetings during the year. During these meetings, the Audit Committee reviewed and discussed the audited financial statements to be included in the Company's Annual Report on Form 10-K, and the Form 10-Qs for each quarter prior to filing with the SEC with management and representatives of Ernst & Young.

The Compensation & Long-Term Incentive Committee, currently comprised of Murray Wright, Chair, Sibyl Fishburn and Glenn Oxner, is responsible for reviewing and making recommendations to the Board related to salaries, wages, bonuses and benefits for officers of the Company and for administering the Company's stock option program including the granting of options thereunder. This Committee met one time during the last fiscal year.

The Nominating Committee is comprised of James Lane, Chair, Sibyl Fishburn and Murray Wright. This Committee is responsible for reviewing and recommending changes in size and composition of the Board of Directors and evaluating and recommending candidates for election to the Company's Board. This Committee met once in 2001. The Nominating Committee will consider nominees recommended by shareholders if the recommendations are forwarded to the Secretary of the Company for transmission to the Nominating Committee not less than 30 days nor more than 60 days prior to the Annual Meeting of Shareholders, and are otherwise in compliance with the Company's Bylaws. The Committee routinely meets at the regular quarterly meeting of the Board of Directors next preceding the Annual Meeting. Nominations for election as Directors may also be made from the floor at the Annual Meeting of Shareholders provided such nominations are in accordance with the notice procedures set forth in the Company's Bylaws.The Audit Committee has a written charter, a copy of which was included with this Proxy Statement for the 2001 Annual Meeting of Shareholders.

During fiscal year 2001, the Board of Directors met five times. All members of the Board attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and of the committees of the Board on which they served.

EXECUTIVE OFFICERS

Information about Mr. Matera, the Company's Chief Executive Officer, is set forth above under "Election of Directors."

Name, Age and Principal Position and Five-Year Business Experience
Gregory M. Bowie, age 52 Vice President, Finance since May 1994.
Ronald H. Braam, age 58 President, Synalloy Chemicals Group since December 1999; President of Manufacturers Chemicals, L.P., wholly-owned by the Company from October 1996 to December 1999.
Cheryl C. Carter, age 51 Corporate Secretary since June 1987.

Ronald L. Matthews, age 53
President of Blackman Uhler Colors Group since December 1999. From October 1996 to December 1999, he was Sales Manager for Blackman Uhler Chemical, a Division of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than 10% of the common stock of the Company to file with the Securities and Exchange Commission reports of beneficial ownership and changes in beneficial ownership of common stock. Officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during 2001, all filing requirements applicable to its officers and directors were met.

THE BOARD COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Company's cash compensation policies are intended to provide senior managers, including the executive officers, with strong motivation to strive diligently to produce and maintain a high level of profitability. The principal elements of the policies are as follows. Base salaries of senior managers are at levels intended to be toward the lower range of base salaries for their peers in comparable companies. Offsetting the lower salaries are short-term incentive plans that provide cash bonuses equal to a percent of profits before income taxes in excess of a predetermined percentage of equity. Subsidiary, divisional and group senior managers participate in profit sharing pools determined solely by the performance of their respective subsidiary, division or group while the Chief Executive Officer's bonus is based on consolidated profitability. The overall effect is to make every senior manager's cash compensation highly dependent on the profitability of the unit for which he/she works. When hiring new senior managers, the Company often guarantees a minimum bonus for the first year of employment that ensures that total first year compensation will be adequate to attract the quality of managers the Company seeks to employ. Mr. Braam's salary is subject to an employment agreement negotiated at the time Manufacturers Chemicals Corporation was purchased by the Company. No performance criteria except profits as related to equity were used to determine 2001 bonus compensation for the Chief Executive Officer and other executive officers other than the Vice President, Finance.

The Summary Compensation Table and Notes thereto provide details of the short-term incentives provided to the Chief Executive Officer and other executive officers (except the Vice President, Finance) for each of the past three years. It also shows for each of the past three years the portion of cash compensation representing bonuses dependent upon profitability.

The Vice President, Finance is paid a salary believed to be toward the lower end of the range of salaries for this position in comparable companies. He is also eligible for a discretionary bonus based on various considerations, including the Company's financial results, compensation of other executive employees and an evaluation of his job performance.

The Committee believes that the price of the Company's stock in the long run will reflect the Company's growth and profitability. The short-term incentives described above are intended to motivate senior management to strive for such growth and profitability.

A long-term incentive is also provided to senior managers that links their interests directly to those of the Company's shareholders. Options are granted to executive officers under incentive stock option plans adopted in 1988 and 1998 that only reward them if the price of the Company's stock increases after the dates on which the options are granted. Options are not granted on a regular basis nor on any specific criteria. They are granted from time to time based on the Committee's determination that they will likely increase the long-term motivation of the recipient without an unreasonable amount of potential dilution to shares outstanding.

The Committee reviews the compensation of the Company's executive officers annually and believes such compensation has been fair to both the executives and the Company's shareholders.

The Compensation & Long-Term Incentive Committee
Murray Wright, Sibyl Fishburn and Glenn R. Oxner

Common Stock Performance

As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of cumulative total shareholder return for the Company with the cumulative total return of a broad equity market index and an index of appropriate similar companies. The Company has selected as a broad equity market index comparison the Nasdaq Non-Financial. Because the Company is in two distinctly different businesses, there is no similar industry "peer" group with which to compare. Thus, the Company has selected as the most appropriate peer group the Russell 2000 which is an index of companies with comparable market capitalizations.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Synalloy Corporation, the S&P 500 Index,
the Russell 2000 Index and the Nasdaq Non-Financial Index

	Cumulative Total Return
	12/96	12/97	12/98	12/99	12/00	12/01
Synalloy Corporation	100.00	95.87	58.76	51.69	33.78	25.30
S& P 500	100.00	133.36	171.47	207.56	188.66	166.24
Russell 2000	100.00	122.36	119.25	144.60	140.23	143.71
Nasdaq Non-Financial	100.00	117.06	171.83	336.88	196.36	150.08

*$100 invested on 12/31/96 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Synalloy changed its broad market index comparison from the S&P 500 to the Nasdaq Non-Financial which more adequately reflects companies of similar size.

REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the total annual compensation paid or accrued by the Company and/or its subsidiaries to or for the account of each of the chief executive officer and the executive officers of the Company whose total annual salary and bonus for the fiscal year ended December 29, 2001 exceeded $100,000.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name, Age and Principal Position	Year	Salary($)	Bonus ($) (1)	Other Compensation ($) (2)	Securities Underlying Options (#)	All Other Compensation ($) (3)
James G. Lane, Jr. Chairman of the Board; Chief Executive Officer	2001 2000 1999	180,000 180,000 180,000	- - -	- - -	- - 11,250	6,800 9,400 6,600
Ralph Matera Chief Executive Officer of Company since February 1, 2002; President of Synalloy and Chief Executive Officer of Bristol Metals, L.P. since July 25, 2001.	2001	80,020	31,161	43,145	100,000	-
Gregory M. Bowie Vice President, Finance	2001 2000 1999	123,850 120,240 107,000	46,000 42,600 40,000	- - -	- - 7,500	6,658 6,410 4,880
Ronald H. Braam President, Synalloy Chemicals Group	2001 2000 1999	156,240 156,240 156,000	- 25,000 7,870	- - -	- - 17,500	17,303 17,076 15,440
Ronald L. Matthews President of Blackman Uhler Colors Group	2001 2000 1999	120,240 120,240 120,000	- 25,000 -	- - -	- - 16,000	5,810 4,810 4,875

NOTES

(1) Bonuses - Cash bonuses based on a short-term incentive plan provide for bonuses to be paid to senior divisional managers in an aggregate amount equal to 10% of the net earnings before income taxes in excess of a predetermined percentage (10% in 2002) for Messrs. Matthews and Braam of average shareholders' equity for the applicable division or subsidiary. Mr. Matera was a participant in this plan from July 2001 until January 31, 2002. Upon becoming Chief Executive Officer of Synalloy, Mr. Matera is no longer eligible to participate in this plan. Mr. Bowie does not participate in these bonus plans. The bonuses paid to Messrs. Braam and Matthews in 2000 were minimums agreed upon for the first year after they assumed more responsibilities when the Chemicals Segments was reorganized.

(2) Other Annual Compensation - Includes $41,586 attributable to relocation expense for Mr. Matera.

(3) All Other Compensation - Includes for each of Messrs. Lane, Bowie and Matthews Company contributions pursuant to the 401(k) Employee Stock Ownership Plan. Includes for Mr. Braam contributions pursuant to the 401(k) Employee Stock Ownership Plan of $6,800 in 2001 and $6,574 in 2000 and 1999, and the full dollar value of the entire premiums paid by the Company for split dollar life insurance policies of $10,503 in 2001, $10,502 in 2000 and $8,866 in 1999. A significant portion of the insurance premiums reported for Mr. Braam is for life insurance policies and such premiums will be recovered by the Company from the proceeds of the policies.

Employment Contracts - The Company had a written employment agreement with James G. Lane, Jr. until December 31, 2001. The agreement provided for an annual base salary, effective January 1, 2001, of $180,000. In addition to his salary, he was entitled to "bonus-compensation" equal to a percentage of net earnings before income taxes in excess of a predetermined percent of average shareholders' equity. This agreement also provided certain fringe benefits and contained provisions for salary continuation benefits in the event of Mr. Lane's disability or death, under specified conditions, during the term of his employment by the Company. The agreement terminated December 31, 2001 without payment of additional benefits upon his retirement on January 31, 2002.

The Company has a written employment agreement with Ralph Matera pursuant to which he is entitled to received an annual base salary effective July 2001, of $180,000 per year, until July 2003. Mr. Matera participated in the divisional short-term incentive plan from July 2002 through January 31, 2002, subject to a minimum bonus of $6,000 per month. Effective February 1, 2002, he is entitled to "bonus-compensation" equal to a percentage (5% for 2002) of net earnings before income taxes in excess of a predetermined percent (10% for 2002) of average shareholders' equity. This agreement also provides certain fringe benefits and contains provisions for salary continuation benefits in the event of Mr. Matera's disability or death, under specified conditions, during the term of his employment with the Company.

The Company has a written employment agreement with Mr. Braam that provides an annual salary of $156,240 and participation in the Management Incentive Plan, if any, for Manufacturers Chemicals Corporation through November 25, 2002. He is also a participant in the Management Incentive Plan beginning January 1, 2000 for the Chemicals Group excluding Manufacturers Chemicals.

Stock Option Plans

Currently, there are options outstanding under the 1988, 1994 and 1998 Stock Option Plans and available for grant under the 1994 and 1998 Plans. All of the plans have been approved by stockholders. The 1988 and 1998 Plans provide for such options to be granted to officers and key employees of the Company, its subsidiaries and divisions to provide them with an opportunity to obtain an equity interest in the Company and to increase their stake in the future growth and prosperity of the Company. The 1994 Plan provides for such options to be granted to non-employee directors. The option price for options granted under these plans is 100% of the fair market value of the Company's Common Stock on the date the option is granted. Certain restrictions exist as to the time in which options can be exercised. With regard to the 1988 Plan, approved at the May 26, 1988 Annual Meeting and the 1998 Plan, approved at the April 30, 1998 Annual Meeting, options may be exercised beginning one year after date of grant at a rate of 20% annually on a cumulative basis. In the event that (a) all or substantially all of the assets or Common Stock of the Company (or a subsidiary or division of the Company in which he/she is employed) is sold to an entity not affiliated with the Company, or (b) a merger or share exchange with an unaffiliated party occurs in which the Company is not the surviving entity, an option holder may exercise in addition to the above, 50% of the options not otherwise exercisable because of the holding period requirement subject to certain limitations. No options may be exercised under the 1988 and 1998 Plans after 10 years from date of grant. The incentive stock options are not transferable other than by death and can only be exercised during the employee's lifetime by the employee. The grant period for the 1988 Plan expired in January 1998. In no event shall options under all Plans having an aggregate fair market value in excess of $100,000 at the dates of grants become exercisable by an optionee for the first time during a calendar year. Under the 1994 Plan, approved at the April 29, 1994 Annual Meeting, each non-employee director as of his or her election or re-election as a member of the Board will automatically receive an option for 1,500 common shares. In the event a person ceases to be a non-employee director for reasons other than death, the unexpired options must be exercised within three years not to exceed 10 years after date of grant. At February 28, 2002, there were 443,500 options outstanding under all plans of which 290,700 were exercisable.

Option/SAR Grants in Last Fiscal Year.
Name	# of Securities Underlying Options Granted	% of Total Options Granted to Employees in the Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date (1)	Grant Date Present Value ($) (2)	Market Price Required to Realize Grant Date Present Value ($/Sh)
Ralph Matera	100,000	100%	$6.11	8/2/11	$358,000	$9.69

The options may be exercised beginning one year after date of grant at a rate of 20% annually on a cumulative basis and expire 10 years after date of grant.

The dollar amounts under this column are the result of calculations using the Black-Scholes based option valuation model. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. The following weighted-average assumptions were used in the above table: risk-free interest rate of five percent; dividend yield of two percent; volatility factors of the expected market price of the Company's Common Shares of .728; and an expected life of the option of seven years. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock option plans are not registered, optionees are required to hold the stock for a minimum of one year after exercise. Because the Company's options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its options. The actual value of the options, if any, will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the option one year after the date of exercise.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Table

The following table summarizes the number of unexercised options held by the named executives at fiscal 2001 year end.
Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable (E) Unexercisable (U)	Value of Unexercised in-the- Money Options at Fiscal Year End Exercisable (E) Unexercisable (U) (1)
J. G. Lane, Jr.	0	N/A	22,500 (E) 6,750 (U)	$0 (E) 0 (U)
R. H. Braam	0	N/A	17,000 (E) 10,500 (U)	$0 (U) 0 (E)
R. Matera	0	N/A	0 (E) 100,000 (U)	$0 (E) 0 (U)
R. L. Matthews	0	N/A	10,400 (E) 9,600 (U)	$0 (E) 0 (U)
G. M. Bowie	0	N/A	40,500 (E) 4,500 (U)	$0 (E) 0 (U)

Values are calculated by subtracting the exercise price from the average of the high and low prices as quoted on NASDAQ National Market Listing on the date prior to exercise or at year end, as appropriate. The closing stock price at fiscal year end was less than the exercise price on all options outstanding.

RETIREMENT PLANS

Salary Continuation Agreements

The Company has a salary continuation agreement with R. H. Braam which provides for payments of $15,000 per annum in the event of pre-retirement death or $40,000 per annum following retirement for 10 years. The Company also has salary continuation agreements with six former officers, which provide for payments at retirement or death ranging from $9,750 to $28,500 per annum for 10 years in the event of pre-retirement death or the longer of 10 years or life following retirement. The present value of the future payments which will be due at retirement are accrued annually through the retirement date. The Company is the owner and beneficiary of life insurance policies on the lives of these persons. Based upon reasonable assumptions as to mortality, dividends and other factors, the Company expects to recover the cost of paying said benefits, including a factor for the use of corporate funds, through keyman life insurance proceeds. The present values of the above agreements are accrued. The cumulative amount of this accrual is $545,000.

401(k)/ESOP Plan

The Company has a 401(k)/Employee Stock Ownership Plan (the "Plan"). All employees (except those employees who are entitled to participate in Union-sponsored plans) who are 21 years or older will be eligible to participate on any January 1, April 1, July 1 or October 1 following one year of service with the Company.

Employees are permitted to contribute up to 100% of earnings not to exceed a dollar amount set by the Internal Revenue Service on a pretax basis through payroll deduction. Employees are permitted to change the election daily and can revoke the election at any time. Employee contributions are 100% vested at all times. The employee can invest his deferred contribution in any of the investment funds offered; however, employee contributions cannot be invested in Company stock.

Contributions by the Company are made primarily in Company Stock. For each plan year, the Company contributes on behalf of each participant who is eligible to share in matching contributions for the plan year, a discretionary matching contribution equal to a percentage which is determined each year by the Board of Directors subject to a maximum of 4% in 2001 and 2002. The matching contribution is allocated monthly. In addition to the matching contribution, the Company may make a discretionary contribution which shall be distributed to all eligible participants regardless of whether they contribute to the Plan. No discretionary contributions have been made to the Plan.

Distributions are not permitted before age 59 1/2 except in the event of death, disability, termination of employment or reason of proven financial hardship as defined according to IRS guidelines. The Plan provides for payment of the participant's account balance upon death, disability or retirement in the form of cash or Company stock or both. If employment terminates for reasons other than retirement, disability or death (e.g. resignation or termination), the discretionary portion of a participant's account balance will be vested based as follows: Zero to four years service - 0% vested; five or more years - 100% vested.

Unvested amounts are forfeited and allocated to participants eligible to participate for a plan year. The Plan permits rollovers from qualified plans at the discretion of the Company. The ESOP is permitted to borrow money to purchase Company stock. All Company stock acquired by the Plan with the proceeds of a loan is maintained in a suspense account and is withdrawn and allocated to participant's accounts as the loan is paid. While a participant in the Plan, an employee may direct the trustee to vote shares allocated to his or her account in accordance with his or her wishes.

All Plan assets are held by an independent trustee. The trustee invests all assets and makes payment of Plan benefits. The Plan is managed and administered by an independent administrator and a Pension Committee comprised of the corporate officers of the Company. Expenses incurred for the administration of the Plan are paid by the Company. The Plan reserves to the Board of Directors of the Company the right to amend the Plan in any manner or terminate the Plan at any time. The Plan may be amended to preserve the qualification of the Plan under the applicable provisions of the Internal Revenue Code, as amended from time to time. For the year ended 2001, the Company's total matching contribution was $342,017.

Compensation of Directors

Directors who are not employees of the Company presently receive a fee of $1,000 for attendance at each meeting of the Board of Directors, a $10,000 annual retainer fee, and reimbursement for travel and other expenses related to attendance at meetings. Committee members presently receive a fee of $500 for each meeting attended which is not held on the same day as a Board meeting. Pursuant to this arrangement, Mrs. Fishburn was paid $16,000, and Messrs. Oxner, Vinson and Wright were paid $16,500, $17,500 and $10,500, respectively, during fiscal 2001. Each non-employee director receives an option to purchase 1,500 shares of the Company's stock upon election or re-election (see Stock Option Plans).The Director who is an employee is not paid extra compensation for his service on the Board or any committee of the Board.

AMENDMENT TO THE 1998 STOCK OPTION PLAN
(Item 2 on Proxy Card)

At the 2002 Annual Meeting, shareholders will be asked to vote on amendments to the 1998 Stock Option Plan for the purpose of increasing the number of shares of common stock reserved for issuance under the Plan from 350,000 to 572,000. This will reestablish the number of shares available for grant to the original authorization of 350,000. Information about the 1998 Stock Option Plan is set forth above in the section entitled "Stock Option Plans." Options may be granted pursuant to the plan to persons who are employees of the Company or any subsidiary (including officers and directors who are employees) at the time of grant. The Company and its subsidiaries currently have 472 employees. Non-employee directors are not presently permitted to participate in the Plan. Awards of options under the Plan are made in the discretion of the Compensation & Long-Term Incentive Committee of the Board of Directors.

Under federal tax law and regulations, the granting of a stock option does not produce income to the optionee or a tax deduction for the Company unless the option itself has a determinable market value and is not an incentive stock option. Upon exercise of an incentive stock option, the excess of the fair market value of the stock acquired over the option price will be an item of tax preference to the optionee, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the stock is made within two years from the date of grant of the incentive stock option nor within one year after the transfer of the stock to the optionee, the optionee does not realize income as a result of exercising the incentive stock option; the tax basis of the stock received is the option price; any gain or loss realized on the ultimate sale of the stock is long-term capital gain or loss, and the Company is not entitled to any tax deduction by reason of the exercise. If the optionee disposes of the stock within the two-year or one-year periods referred to above, the excess of the fair market value of the stock at the time of exercise (or the proceeds of disposition, if less) over the option price will at that time be taxable to the optionee as ordinary income and deductible by the Company. For determining capital gain or loss on such a disposition, the tax basis of the stock will be the fair market value at the time of exercise.

There are currently outstanding incentive options to purchase 222,000 shares under the 1998 Stock Option Plan. The per share market value of the common stock as of February 28, 2002 was $4.13. Because of the discretion given to the Board of Directors in selecting persons to whom grants of options will be made and the number of options granted, the benefits or amounts any individual might receive under the Plan with respect to future grants of options are not presently determinable.

The Board of directors recommends a vote "FOR" approval of the amendments to the 1998 Stock Option Plan.

APPROVAL OF INDEPENDENT AUDITORS
(Item 3 on Proxy Card)

The Board of Directors, at the recommendation of its Audit Committee, selected Ernst & Young LLP to conduct the annual examination of the financial statements of the Company and its consolidated subsidiaries for the fiscal year ended December 29, 2001. The selection of this firm for fiscal year ending December 28, 2002, will be submitted for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has no financial interest, direct or indirect, in the Company or any of its subsidiaries, and they do not have any connection with the Company or any of its subsidiaries except in their professional capacity as independent auditors.

The ratification by the shareholders of the selection of Ernst & Young LLP as independent auditors is not required by law or by the Bylaws of the Company. The Board of Directors consistent with previous practices is, nevertheless, submitting this selection to the shareholders to ascertain their views. If this selection is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its selection of independent auditors for fiscal year ending December 28, 2002.

Representatives of Ernst & Young LLP will be present at the Annual Meeting with an opportunity to make statements, if they so desire, and to respond to appropriate questions with respect to that firm's audit of the Company's financial statements for the fiscal year ended December 29, 2001.

The Board of Directors recommends a vote "FOR" ratification of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 28, 2002.

Audit Fees

During 2001, Ernst & Young LLP billed the Company an aggregate of $140,000 for professional services rendered for the audit of the Company's annual financial statements for the year ended December 29, 2001 and reviews of the financial statements included in the Company's Forms 10-Q for that year. The Company does not expect to pay any additional fees during 2002 for such services provided in 2001.

Financial Information Systems Design and Implementation fees

Ernst & Young LLP did not provide any professional services for financial information systems design or implementation for the fiscal year ended 2001.

All Other Fees

During the year ended December 29, 2001, Ernst & Young LLP billed the Company an aggregate of $56,865 for the following professional services provided during 2001: preparation of 2000 income tax return, and assistance with income tax issues. The Company does not expect Ernst & Young to bill any additional amounts during 2002 for such services provided in 2001.

The Audit Committee has reviewed the services provided by Ernst & Young LLP discussed under the caption All Other Fees, and has considered whether the provision of such services is compatible with maintaining Ernst & Young's independence.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has reviewed and discussed with management the company's audited financial statements for the year ended December 29, 2001. The Audit Committee has discussed with the Company's independent auditors, Ernst & Young LLP, the matters required to the discussed by SAS 61. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP, required by Independence Standards Board Standard No. 1, and has discussed with Ernst & Young LLP, their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2001.
The Audit Committee - Glenn Oxner, Carroll Vinson and Murray Wright.

STOCKHOLDERS' PROPOSALS FOR THE
2003 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder proposal to be considered by the Company for inclusion in the proxy materials for the 2003 Annual Meeting of Shareholders must be submitted in accordance with applicable regulations of the Securities and Exchange Commission and received by the Company at its principal executive offices, Croft Industrial Park, PO Box 5627, Spartanburg, SC 29304, no later than November 25, 2002. In order for a shareholder to bring any business or nominations before the 2003 Annual Meeting of Shareholders, certain conditions set forth in the Company's Bylaws must be complied with, including but not limited to, the delivery of a notice to the Secretary of the Company not less than 30 nor more than 60 days in advance of the 2003 Annual Meeting which is tentatively scheduled on April 24, 2003.With respect to any shareholder proposal not received by the Company prior to February 8, 2003, proxies solicited by management of the Company will be voted on the proposal in the discretion of the designated proxy agents.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters do properly come before the meeting, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Cheryl C. Carter
Secretary

SYNALLOY CORPORATION
POST OFFICE BOX 5627. SPARTANBURG, SC 29304

This Proxy is Solicited by The Board of Directors for the Annual Meeting of Shareholders on April 25, 2002

The undersigned hereby appoints Gregory M. Bowie and Cheryl C. Carter, or any one or more of them, each with power of substitution, as lawful proxy, to vote all the shares of Common Stock of Synalloy Corporation which the undersigned would be entitled to vote if personally present at the Annual Shareholders' Meeting of Synalloy Corporation to be held at Bristol, Tennessee on Thursday, April 25, 2002, at 10:00 a.m. local time, and at any adjournment thereof, upon such business as may properly come before the meeting.

Said proxies will vote on the items set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as specified on this card, and are authorized to vote in their discretion when a vote is not specified. If no specification is made, it is the intention of said proxies to vote the shares represented by the proxy in favor of the proposals.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR proposals 1, 2 and 3.

Please sign on reverse side and return in the enclosed postage-paid envelope.

.

  Election of -----For All ----- Withhold on All
  Directors

-----Nominees
Sibyl N. Fishburn
James G. Lane, Jr.
Ralph Matera
Glenn R. Oxner
Carroll D. Vinson
Murray H. Wright

FOR ALL, except votes withheld from the following nominee(s):

____________________________________________________

(2) Amendments to the 1998 Stock Option ------For -----Against -----Abstain
Plan to increase from 350,000 to 572,000
the number of shares reserved for
issuance upon exercise of options.

(3) Proposal to approve the selection of -----For ----- Against -----Abstain
Ernst & Young LLP as auditors for the fiscal
year ending December 28, 2002.

(4) Upon any other matter that may properly come before the meeting or any adjournment thereof, as the proxies in their discretion may determine.

__________________________________________________________________________________________

Signature Date Signature if held jointly Date

Please sign exactly as your name appears hereon. Joint owners should each sign. Trustees, executors, administrators and others signing in a representative capacity should indicate that capacity. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his capacity.